Exhibit 10.1
Execution Version
FOURTH AMENDMENT
TO
AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of June 16, 2011
among
OASIS PETROLEUM NORTH AMERICA LLC,
as Borrower,
THE GUARANTORS PARTY HERETO,
BNP PARIBAS
as Administrative Agent,
and
THE LENDERS PARTY HERETO

FOURTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Fourth Amendment”) dated as of June 16, 2011, among OASIS PETROLEUM NORTH AMERICA LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party hereto (the “Guarantors” and collectively with the Borrower, the “Obligors”); each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and BNP PARIBAS, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
     A. The Parents, the Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of February 26, 2010, as amended by that certain First Amendment to Amended and Restated Credit Agreement and Consent dated as of June 3, 2010, that certain Second Amendment to Amended and Restated Credit Agreement dated as of August 11, 2010 and that certain Third Amendment to Amended and Restated Credit Agreement and Limited Waiver dated as of January 21, 2011 (as may be further amended, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
     B. The Borrower, the Guarantors, the Administrative Agent and the requisite Lenders have agreed to amend certain provisions of the Credit Agreement.
     C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Fourth Amendment. Unless otherwise indicated, all section references in this Fourth Amendment refer to sections of the Credit Agreement.
Section 2. Amendments to Credit Agreement.
     2.1 Amendment to Section 9.18(a). Section 9.18(a) is hereby amended in its entirety to read as follows:
(a) The Parent and the Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than (i) Swap Agreements in respect of commodities (A) with an Approved Counterparty and (B) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, (I) for the period from 1 to 24 months after the date of execution of such Swap Agreement, 100% of the Current Production for each month during the period during which such Swap Agreement is in effect for

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each of crude oil and natural gas, calculated separately, (II) for the period from 25 to 36 months after such date of execution, 75% of the Current Production for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, and (III) for the period from 37 to 60 months after such date of execution, 50% of the Current Production for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately; provided, that the Borrower may purchase puts and floors the notional volumes for which exceed the foregoing percentage limitations (but which do not cause all notional volumes hedged to exceed 100% of the Current Production for any period beyond the last day of the second calendar year following the calendar year in which such puts and/or floors are purchased), and (ii) Swap Agreements in respect of interest rates with an Approved Counterparty, as follows: (A) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a fixed rate and (B) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate. In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures and in no event shall (y) any Swap Agreements in respect of interest rates have a term beyond 48 months from the date of execution thereof or (z) any Swap Agreements in respect of commodities have a term beyond 60 months from the date of execution thereof.
Section 3. Conditions Precedent. This Fourth Amendment shall become effective as of the date when each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):
     3.1 The Administrative Agent shall have received from each the Majority Lenders, each Guarantor and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Fourth Amendment signed on behalf of such Person.
     3.2 The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof.
     3.3 No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Fourth Amendment.
     3.4 The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

     The Administrative Agent is hereby authorized and directed to declare this Fourth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 4. Miscellaneous.
     4.1 Confirmation. The provisions of the Credit Agreement, as amended by this Fourth Amendment, shall remain in full force and effect following the effectiveness of this Fourth Amendment.
     4.2 No Waiver. Neither the execution by the Administrative Agent or the Lenders of this Fourth Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of this Fourth Amendment or which may occur in the future under the Credit Agreement and/or the other Loan Documents. Similarly, nothing contained in this Fourth Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Default or Event of Default, (b) except as expressly provided herein, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.
     4.3 Ratification and Affirmation; Representations and Warranties. Each Obligor hereby (a) acknowledges the terms of this Fourth Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Fourth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
     4.4 Counterparts. This Fourth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fourth Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
     4.5 No Oral Agreement. This Fourth Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.
     4.6 GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     4.7 Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Fourth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
     4.8 Severability. Any provision of this Fourth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     4.9 Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
[SIGNATURES BEGIN NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date first written above.

BORROWER:	OASIS PETROLEUM NORTH AMERICA LLC
	By:	/s/ Thomas B. Nusz
Thomas B. Nusz
President & Chief Executive Officer

GUARANTORS:	OASIS PETROLEUM LLC
	By:	/s/ Thomas B. Nusz
Thomas B. Nusz
President & Chief Executive Officer

OASIS PETROLEUM INC.
	By:	/s/ Thomas B. Nusz
Thomas B. Nusz
President & Chief Executive Officer

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement
(Oasis Petroleum North America LLC)

ADMINISTRATIVE AGENT AND LENDER:	BNP PARIBAS
	By:	/s/ Edwark Pak
		Name:	Edward Pak
		Title:	Director

	By:	/s/ Courtney Kubesch
		Name:	Courtney Kubesch
		Title:	Vice President

LENDERS:	JPMORGAN CHASE BANK, N.A.
	By:	/s/ Michael Kamauf
		Name:	Michael Kamauf
		Title:	Authorized Officer

UBS LOAN FINANCE, LLC
	By:	/s/ Mary E. Evans
		Name:	Mary E. Evans
		Title:	Associate Director Banking Products Services US

	By:	/s/ Irja R. Otsa
		Name:	Irja R. Otsa
		Title:	Associate Director Banking Products Services US

WELLS FARGO BANK, N.A.
	By:	/s/ Doug McDowell
		Name:	Doug McDowell
		Title:	Director

THE ROYAL BANK OF SCOTLAND PLC
	By:	/s/ Mark Lumpkin, Jr.
		Name:	Mark Lumpkin, Jr.
		Title:	Authorised Signatory

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement
(Oasis Petroleum North America LLC)